                                  SCHEDULE 14A
                                 (Rule 14a-101)

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]     Preliminary Proxy Statement
[ ] Confidential, for use by the Commission only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                FUTURELINK CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)     Title of each class of securities to which transaction applies:

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        2)     Aggregate number of securities to which transaction applies:

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        3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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        4)     Proposed maximum aggregate value of transaction:

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        5)     Total fee paid:

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[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        1)     Amount previously paid:

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        2)     Form, Schedule or Registration Statement No.:

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        3)     Filing Party:

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        4)     Date Filed:

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

                                FUTURELINK CORP.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 27, 2000

TO OUR STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of FutureLink Corp., a Delaware corporation ("FutureLink"), will be held at the Westin South Coast Plaza, 686 Anton Boulevard, Costa Mesa, California 92626, on Tuesday, June 27, 2000, at 11:00 a.m., Pacific Daylight Time, for the following purposes:

     1. To elect eight Directors;

     2. To approve the Second Amended and Restated Stock Option Plan and the First and Second Amendments to the Second Amended and Restated Stock Option Plan;

     3. To ratify and approve FutureLink's independent public accountants for fiscal 2000; and

     4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on May 26, 2000 as the record date for the determination of the holders of common stock entitled to notice of and to vote at the Annual Meeting.

     A list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose germane to the Meeting during ordinary business hours for a period of ten days prior to the Annual Meeting at the offices of FutureLink Corp., 6 Morgan, Suite 100, Irvine, California 92618, and will also be available for examination at the Annual Meeting until its adjournment.

     YOUR ATTENTION IS DIRECTED TO THE ACCOMPANYING PROXY STATEMENT. WE INVITE ALL STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON EVEN IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY.

                                          By Order of the Board of Directors

                                          Philip R. Ladouceur
                                          Chairman and Chief Executive Officer
Irvine, California
June 12, 2000

                                  PLEASE VOTE

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED.

                                PROXY STATEMENT
                            ------------------------

                                FUTURELINK CORP.
                              6 MORGAN, SUITE 100
                            IRVINE, CALIFORNIA 92618
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 27, 2000
                            ------------------------

                     SOLICITATION AND REVOCATION OF PROXIES

     The enclosed proxy is solicited by the board of directors of FutureLink Corp., a Delaware Corporation ("FutureLink"), for use at its 2000 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday June 27, 2000 at 11:00 A.M., Pacific Daylight Time, at the Westin South Coast Plaza, 686 Anton Boulevard, Costa Mesa, California 92626, and at any and all adjournments or postponements thereof, for the purposes stated in the accompanying Notice of Annual Meeting of Stockholders.

     In addition to solicitation by mail, officers, directors and regular employees of FutureLink (who will receive no additional compensation for their services), may solicit proxies by mail, telegraph, facsimile transmission, electronic mail or personal calls. All costs of solicitation, which are expected to be approximately $62,000, will be borne by FutureLink. FutureLink has requested brokers and nominees who hold stock in their name to furnish this proxy material to their customers and FutureLink will reimburse such brokers and nominees for their related out-of-pocket expenses. This Proxy Statement of FutureLink is being mailed on or about June 13, 2000 to each stockholder of record as of the close of business on May 26, 2000, the "Record Date".

                             VOTING AT THE MEETING

     FutureLink had 61,496,355 shares of common stock, par value $0.0001 per share, outstanding as of the Record Date. Holders of record of shares of common stock at the Record Date will be entitled to notice of and to vote at the Annual Meeting and will be entitled to one vote for each such share so held of record. The holders of one-third of the issued and outstanding stock, present in person or by proxy at the Annual Meeting, constitute a quorum for the transaction of business. When a quorum is present, the vote of a majority of the stock present in person or by proxy shall decide any question.

     Any stockholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by: (i) delivering written notice of revocation to FutureLink at its principal office, Attention: Secretary, (ii) by a subsequent proxy executed by the person executing the prior proxy and presented at the meeting, or (iii) by attendance at the Annual Meeting and voting in person by the person executing the proxy.

     If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy card by the stockholder or, if no instructions are indicated, will be voted FOR the slate of directors nominated herein, FOR the approval of the adoption of the First Amendment and Second Amendments to our Second Amended and Restated Stock Option Plan, FOR the ratification and approval of Ernst & Young LLP as FutureLink's independent public accountants, and, as to any other matter that may properly be brought before the Annual Meeting, in accordance with the judgment of the proxy holders.

     Abstentions and broker non-votes are included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, but tabulated separately. In determining whether a proposal has been approved, abstentions are counted as votes against a proposal. Broker non-votes are not counted as votes for or against a proposal or as votes present and voting on a proposal.

                                   PROPOSAL 1
                      NOMINATION AND ELECTION OF DIRECTORS

     The persons named in the enclosed proxy will vote to elect the eight nominees described below unless instructed otherwise in the proxy. The persons receiving the greatest number of votes, up to the number of Directors to be elected, shall be the persons elected as the Directors. Holders of common stock are not allowed to cumulate their votes in the election of Directors. Shares represented by proxies which are marked "withhold authority" will have the same effect as a vote against the nominees. Except as otherwise provided by the Bylaws of FutureLink, the Certificate of Incorporation of FutureLink or the Delaware General Corporation Law, the Directors are to hold office until the 2001 Annual Meeting of Stockholders and until their respective successors are duly qualified and elected.

     The names and certain information concerning the persons nominated to be elected as Directors by the Board of Directors at the Annual Meeting are set forth below. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE NAMED BELOW. Shares represented by the proxies will be voted FOR the election to the Board of Directors of the persons named below unless authority to vote for the nominees has been withheld in the proxy. Although the persons nominated have consented to serve as Directors if elected, and the Board of Directors has no reason to believe that the nominees will be unable to serve as Directors, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board of Directors.

     The following information regarding FutureLink's Directors is relevant to your consideration of the nominees proposed by your Board of Directors:

DIRECTORS

     There is one class of Directors of FutureLink and they serve one year terms. The nominees, who are all current Directors of FutureLink, are as follows:

          NAME             AGE                                POSITION
          ----             ---                                --------
Philip R. Ladouceur......  59    Chairman, Chief Executive Officer and Director
Glen C. Holmes...........  43    President, Chief Operating Officer and Director
Raghu N. Kilambi.........  34    Executive Vice President, Chief Financial Officer and Director
F. Bryson Farrill........  71    Director
Michael S. Falk..........  38    Director
Timothy P. Flynn.........  49    Director
Gerald A. Poch...........  53    Director
James P. McNiel..........  37    Director

     MR. LADOUCEUR has served as FutureLink's Chairman since June 1999, Chief Executive Officer since August 1999 and as a Director since August 1998. From October 1996 to April 1998, Mr. Ladouceur was President, Chairman and Chief Executive Officer of MetroNet Communications Corp. and served as MetroNet's Executive Chairman until its merger with AT&T Canada in June, 1999. From February 1995 to October 1996, Mr. Ladouceur was Executive Vice President of Operations at Bell Canada International Inc. From October 1992 to February 1995, Mr. Ladouceur was the founding President and Chief Executive Officer of ISM Information Systems Management (Alberta) Ltd., a computer and network management outsourcing company which IBM Global Services acquired. Mr. Ladouceur currently serves as a director of AT&T Canada, Cell-Loc Inc., Plan B Communications and Intellispan, Inc.

     MR. HOLMES was elected to FutureLink's Board of Directors and has served as FutureLink's President and Chief Operating Officer since September 1999. Mr. Holmes is the founder of Micro Visions, a leading server-based computing integrator, and served as its Chairman and President from 1987 until FutureLink's acquisition of Micro Visions in October 1999.

     MR. KILAMBI has served as FutureLink's Executive Vice President since October 1999, FutureLink's Chief Financial Officer since March 1998 and as a Director since June 1998. From November 1995 to March 1998, Mr. Kilambi invested in and arranged equity financing for high technology companies as President of New Economy Capital Inc., a merchant banking firm. Mr. Kilambi is a Chartered Accountant (Canada).

     MR. FARRILL has been a Director since January 1998. Since April 1989, Mr. Farrill has been a consultant and advisor to various companies unrelated to FutureLink. Since July 1997, Mr. Farrill has held the position of President and Chairman of Solar Pharmaceuticals Ltd. Mr. Farrill is currently a director of Power Technology, Inc., Devine Entertainment Inc. and Home Life Inc.

     MR. FALK has been a Director since May 1999. Mr. Falk is the co-founder of Commonwealth Associates, a New York-based merchant bank and investment bank established in May 1988 that specializes in early stage investments in Internet, technology and telecommunications businesses. Mr. Falk has served as Commonwealth Associate's Chairman and Chief Executive Officer since 1995. Mr. Falk currently serves as a director of Intellispan Inc.

     MR. FLYNN has been a Director since May 1999. Since August 1996, Mr. Flynn has been a principal at Flynn Corporation. Previously, Mr. Flynn co-founded and served as a director of Valujet Airlines from June 1993 until November 1996. Mr. Flynn currently serves on the board of directors of Mpower Communications Corp.

     MR. POCH has been a Director since October 1999. Since August 1998, Mr. Poch has been a Manager Director/Portfolio Manager of Pequot Capital Management, Inc. From August 1996 to August 1998, Mr. Poch acted as Chairman and President of GE Capital Information Technology Solutions. From September 1992 to August 1998, Mr. Poch was President of AmeriData Technologies, Inc. Mr. Poch is co-chairman and director of MessageMedia, Inc. and serves as a director of Brite Smile, Inc. Channel Health, Inc., Elastic Networks, NewRiver Communications, Lucent Digital Radio, Everest Broadband Networks, Online Retail Partners, WatchMark and HomeSpace.com.

     MR. MCNIEL has been a Director since October 1999. Since July 1999, Mr. McNiel has been a Senior Vice President at Pequot Capital Management. From May 1997 until joining Pequot, Mr. McNeil was President of McNeil Group Ltd., a technology consulting and investment firm. From March 1990 until May 1997, Mr. McNeil served at Cheyenne Software, initially as Vice President of Business Development, then as Executive Vice President of Business Development and ultimately as Executive Vice President of Corporate Development. Mr. McNeil is a member of the board of directors for Netegrity, Inc. and Asia Online.

ATTENDANCE AT MEETINGS AND BOARD COMMITTEES

     During the fiscal year ended December 31, 1999, the Board of Directors held a total of thirteen meetings. Each member of the Board of Directors attended more than 75% of the meetings of the Board and of the committees on which he served during 1999.

     The standing committees of the Board of Directors are the audit committee, the compensation committee and the executive committee. The Board of Directors has no nominating committee or committee performing a similar function.

  Audit Committee

     The Audit Committee, which met on five occasions in 1999, consists of non-employee Directors Timothy P. Flynn, who serves as Chairman, and Gerald A. Poch. The audit committee has the authority to review FutureLink's financial reporting and financial statements and to sign quarterly and annual financial statements on behalf of the Board of Directors. The audit committee acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the engagement of FutureLink's auditors, the scope of the annual audits, the reasonableness of fees to be paid to the auditors, the performance of FutureLink's independent auditors and FutureLink's accounting practices.

  Compensation Committee

     The Compensation Committee, which met on ten occasions in 1999, consists of non-employee Directors F. Bryson Farrill, who serves as Chairman, James P. McNiel and Timothy P. Flynn. The Compensation Committee has the authority to review and approve executive compensation, make recommendations for the appointment of executive officers and to act as the plan administrator of FutureLink's Second Amended and Restated Stock Option Plan.

  Executive Committee

     The Executive Committee, which met on five occasions in 1999, consists of Gerald A. Poch, who serves as Chairman, Philip R. Ladouceur, Glen C. Holmes and Michael S. Falk. The Executive Committee has the authority to approve:

     - FutureLink's daily operational matters,

     - FutureLink's corporate policies and strategy, and

     - FutureLink's contractual commitments, payments of funds or issuances of securities up to a level of $1.0 million.

APPOINTMENT OF DIRECTORS

     In an Agency Agreement that FutureLink entered into with Commonwealth Associates on April 14, 1999, FutureLink granted Commonwealth the right, until April 2001, to appoint one person to serve on FutureLink's Board of Directors. Mr. Falk was appointed at the request of Commonwealth Associates.

     In a Securities Purchase Agreement with Pequot Private Equity Fund II, L.P. and other investors on October 15, 1999 relating to a private placement of equity securities, FutureLink granted Pequot Private Equity Fund II, L.P. and the other investors in such financing the right to appoint two Directors as long as they hold 50% or more of the common stock purchased in the private placement. Pequot Private Equity Fund II, L.P. and these investors will lose the right to appoint two Directors if their ownership falls below 50% of the common stock purchased in the private placement. In such instance, Pequot Private Equity Fund II, L.P. and these investors will retain the right to appoint one Director as long as they hold 25% or more of the common stock purchased in the private placement. Pequot Private Equity Fund II, L.P. and these investors can transfer these rights to other investors that purchased FutureLink's common stock from FutureLink under the Securities Purchase Agreement of October 15, 1999. Mr. McNeil and Mr. Poch were appointed at the request of these investors.

     In the Agreement and Plan of Reorganization and Merger dated June 2, 1999, between FutureLink, The Holmes Trust and various other parties, relating to FutureLink's acquisition of Executive LAN Management, Inc., doing business as Micro Visions, FutureLink agreed to elect to the board one Director that The Holmes Trust designates to serve until the next annual meeting of shareholders or until a successor is appointed or elected. Mr. Holmes was appointed at the request of the Holmes Trust.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth specified information with respect to the beneficial ownership of our common stock as of May 31, 2000 by:

     - each person or group of affiliated persons that we know beneficially owns 5% or more of our outstanding shares of common stock,

     - each of our directors,

     - each of FutureLink's present and former chief executive officers and the three next most highly compensated executive officers, (the "named executive officers"), and

     - all of our directors and executive officers as a group.

     The number and percentage of shares beneficially owned are based on 61,496,355 shares of common stock outstanding as of May 31, 2000; 2,627,242 shares of common stock issuable upon the exercise of options exercisable within 60 days of May 31, 2000; 8,205,491 shares issuable upon the exercise of warrants exercisable within 60 days of May 31, 2000 and 67,965 shares issuable upon the conversion of convertible debentures convertible within 60 days of May 31, 2000. Beneficial ownership is determined in accordance with the rules of the SEC. In general, a person who has voting power or investment power with respect to securities is treated as a beneficial owner of those securities. These rules treat the person holding any options, warrants or rights of the beneficial owner of the shares underlying these options, warrants or rights currently exercisable or exercisable within 60 days of May 31, 2000 as the beneficial owner. We believe the persons named in the table below have sole voting and investment power with respect to all shares beneficially owned unless otherwise indicated and except as otherwise may be affected by community property laws.

                                                   OWNERSHIP PRIOR TO THE      OWNERSHIP AFTER THE
                                                          OFFERING                  OFFERING
                                                   -----------------------    ---------------------
     NAME AND ADDRESS OF BENEFICIAL OWNER            NUMBER       PERCENT       NUMBER      PERCENT
     ------------------------------------          -----------    --------    ----------    -------
The Holmes Trust(1)(2).........................     8,400,000       13.7%      8,400,000      12.4%
Glen C. Holmes(1)(2)(3)........................     8,475,000       13.8%      8,475,000      12.5%
Pequot Capital Management, Inc.(4).............    10,247,656       16.6%     10,247,656      15.1%
Philip R. Ladouceur(5).........................       998,000        1.6%        998,000       1.5%
Raghu N. Kilambi(6)............................       570,563        0.9%        570,563       0.8%
F. Bryson Farrill(7)...........................       120,000        0.2%        120,000       0.2%
Michael S. Falk(8).............................     3,602,146        5.8%      3,602,146       5.3%
Timothy P. Flynn(9)............................       775,133        1.3%        775,133       1.1%
Gerald A. Poch(4)(10)..........................    10,272,656       16.6%     10,272,656      15.1%
James P. McNiel(4)(11).........................    10,272,656       16.6%     10,272,656      15.1%
Vincent Romano, Jr.............................       345,408        0.6%        345,408       0.5%
Cameron Chell..................................       929,733        1.5%        929,733       1.4%
Robert Priddy(12)..............................     3,495,885        5.7%      3,495,885       5.2%
All directors and executive officers as a group
  (20 persons)(13).............................    29,203,757       45.1%     29,203,757      41.3%

-------------------------
 (1) The business address of Glen C. Holmes, the trustee of The Holmes Trust, is 6 Morgan, Suite 100, Irvine, California 92618.

 (2) On May 26, 2000, The Holmes Trust granted to us an option to purchase up to 600,000 shares of our common stock at a purchase price of $5.50 per share. On the same date, The Holmes Trust granted two of our employees options to purchase 2,400,000 shares of common stock at a purchase price of $5.50 per share. The shares underlying these options shall remain beneficially owned by The Holmes Trust until such options are exercised.

 (3) Includes 75,000 shares issuable upon the exercise of stock options exercisable within 60 days of May 31, 2000. Also includes 8,400,000 shares of common stock held by The Holmes Trust as a result of Mr. Holmes' power to control The Holmes Trust.

 (4) Includes 441,176 shares issuable upon the exercise of currently exercisable warrants held by Pequot Private Equity Fund II, L.P. and Pequot Endowment Fund, L.P. The address of Pequot Capital Management, Inc., Gerald A. Poch and James P. McNiel is 500 Nyala Farm Road, Westport, Connecticut 06880.

 (5) Includes 950,000 shares issuable upon the exercise of currently exercisable stock options and 48,000 shares attributable to Mr. Ladouceur as a result of his power to control Mardale Investments Ltd.

 (6) Includes 350,000 shares issuable upon the exercise of stock options exercisable within 60 days of May 31, 2000.

 (7) Includes 75,000 shares issuable upon the exercise of stock options exercisable within 60 days of May 31, 2000.

 (8) Includes 50,000 shares issuable upon the exercise of stock options which are exercisable within 60 days of May 31, 2000. Also includes 82,574 shares attributable to Mr. Falk as a result of his control of the Michael Falk IRA. Also includes 34,353 shares issuable upon the exercise of currently exercisable warrants that Mr. Falk holds. Also includes 2,433,828 shares of common stock and 104,198 shares issuable upon the exercise of warrants that Commonwealth Associates, L.P. holds. Mr. Falk is Chairman and Chief Executive Officer of Commonwealth Associates, L.P. Mr. Falk disclaims beneficial ownership of the shares and warrants that Commonwealth Associates, L.P. holds.

 (9) Includes 50,000 shares issuable upon the exercise of stock options which are exercisable within 60 days of May 31, 2000, and 213,021 shares issuable upon the exercise of currently exercisable warrants.

(10) Includes 25,000 shares issuable upon the exercise of stock options which are exercisable within 60 days of May 31, 2000. Includes 441,176 shares issuable upon the exercise of currently exercisable warrants held by Pequot Private Equity Fund II, L.P. and Pequot Endowment Fund, L.P. Also includes 9,806,480 shares of common stock that Pequot Private Equity Fund II, L.P., Pequot Partners Fund, L.P., Pequot International Fund, Inc. and Pequot Endowment Fund, L.P. hold. Pequot Capital Management, Inc. manages these entities. Mr. Poch is a principal of Pequot Capital Management, Inc. Mr. Poch disclaims beneficial ownership of the shares attributed to Pequot Capital Management, Inc.

(11) Includes 25,000 shares issuable upon the exercise of stock options which are exercisable within 60 days of May 31, 2000. Includes 441,176 shares issuable upon the exercise of currently exercisable warrants held by Pequot Private Equity Fund II, L.P. and Pequot Endowment Fund, L.P. Also includes 9,806,480 shares of common stock that Pequot Capital Management, Inc. manages. Mr. McNiel is a principal of Pequot Capital Management, Inc. Mr. McNiel disclaims beneficial ownership of the shares attributed to Pequot Capital Management, Inc.

(12) Includes 198,021 shares of common stock issuable upon the exercise of currently exercisable warrants. Also includes 2,433,828 shares of common stock and 104,198 shares issuable upon the exercise of warrants that Commonwealth Associates holds. Mr. Priddy disclaims beneficial ownership of the shares and warrants attributed to Commonwealth Associates, L.P.

(13) Includes shares listed in footnotes 2, 4-10 and 12 above, as well as 1,755,007 shares our other executives not listed in this table hold, 2,199,000 shares issuable upon the exercise of stock options which are exercisable within 60 days of May 31, 2000 and 1,006,519 shares issuable on exercise of currently exercisable warrants.

COMPENSATION OF DIRECTORS

     FutureLink's outside Directors currently receive compensation of $25,000 per year plus $5,000 for each committee of FutureLink's Board of Directors on which they serve, payable in stock. They also receive $500 for each meeting of the Board of Directors or board committee they attend in person, and $250 for each meeting attended by telephone. FutureLink also reimburses the outside Directors for their expenses in attending board of directors and committee meetings.

     At the time Mr. Ladouceur joined the Board of Directors he entered into an agreement dated July 16, 1998. Under the terms of this agreement, FutureLink paid Mardale Investments Ltd., of which Mr. Ladouceur is a principal, a fee of $68,000 and granted Mr. Ladouceur options to purchase 100,000 shares of FutureLink common stock at an exercise price of $3.80 per share.

     FutureLink has granted options to each of the outside Directors of the Company upon their election to the Board of Directors. FutureLink granted Mr. Falk, Mr. Farrill, Mr. Flynn, Mr. Poch and Mr. McNeil options to purchase 100,000 shares of common stock with exercise prices ranging from $3.15 to $8.97 per share. FutureLink expects to grant additional options to outside Directors upon their joining the Board of Directors for the first time and their subsequent re-election as a Director.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table summarizes the compensation earned by or paid to FutureLink's chief executive officers and the named executive officers whose total salary and bonuses exceeded $100,000 for services rendered in all capacities to FutureLink and its subsidiaries during 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                                                            COMPENSATION
                                                                                               AWARDS
                                            ANNUAL COMPENSATION                           -----------------
                                     ----------------------------------    OTHER ANNUAL   SHARES UNDERLYING
    NAME AND PRINCIPAL POSITION      FISCAL YEAR   SALARY($)   BONUS($)    COMPENSATION      OPTIONS(#)
    ---------------------------      -----------   ---------   --------    ------------   -----------------
Cameron B. Chell(1)................     1999       $149,658          --            --           350,000(2)
  Former Chairman, President and        1998       $ 84,291          --      $  7,000           100,000
  Chief Executive Officer
Philip R. Ladouceur................     1999       $110,000    $200,000(3)         --         1,300,000
  Executive Chairman and Chief
  Executive Officer
Glen C. Holmes.....................     1999       $ 64,412    $ 90,000(4)         --           100,000
  President and Chief Operating
  Officer
Raghu N. Kilambi...................     1999       $146,771    $ 90,000(5)         --           500,000
  Executive Vice President and          1998       $ 67,433          --      $  4,700           100,000
  Chief Financial Officer
Vincent L. Romano, Jr..............     1999       $ 75,000    $185,000(6)   $278,359           250,000
  Executive Vice President, Special
  Projects

-------------------------
 (1) Mr. Chell served as Chief Executive Officer from April 1998 through August 1999 and was President from March 1999 through August 1999. FutureLink no longer employs him in any capacity. Other annual compensation for 1998 includes consulting fees. On March 13, 2000, Mr. Chell exercised 275,000 vested stock options. See Certain Relationships and Related Transactions.

 (2) Excludes 350,000 shares underlying options granted in 1999 which expired under the Stock Option Plan when Mr. Chell's employment with FutureLink terminated.

 (3) Accrued in 1999 but paid in 2000.

 (4) Includes $50,000 accrued in 1999 but paid in 2000.

 (5) Accrued in 1999 but paid in 2000.

 (6) Includes $90,000 accrued in 1999 but paid in 2000.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information related to options granted to FutureLink's named executive officers during fiscal year ended December 31, 1999. The information in this table reflects options granted under FutureLink's Stock Option Plan. FutureLink granted options to purchase 6,559,000 shares of common stock to FutureLink's employees and directors in 1999. FutureLink granted all options at an exercise price equal to the fair market value of FutureLink's common stock on the date of grant as determined based on the closing price of FutureLink's common stock on the day preceding the grant, except options granted to Mr. Holmes on May 14, 1999, which grant has an exercise price based on the average closing bid and ask prices for the ten trading days prior to the date of the grant. The options granted on May 14, 1999 have an exercise price that is 74% of the market value of the common stock on such date, on which date the average closing bid and ask price was $6.72. Options granted to FutureLink's named executive officers during the 1999 fiscal year vest in either three or four yearly increments and expire between March 2000 and June 2004.

                                     OPTIONS GRANTED IN LAST FISCAL YEAR
                           --------------------------------------------------------   POTENTIAL REALIZABLE
                                        PERCENT OF                                      VALUE AT ASSUMED
                                          TOTAL                                           ANNUAL RATES
                           NUMBER OF     OPTIONS                                         OF STOCK PRICE
                           SECURITIES   GRANTED TO                                      APPRECIATION FOR
                           UNDERLYING   EMPLOYEES    EXERCISE                              OPTION TERM
                            OPTIONS     IN FISCAL    PRICE PER                        ---------------------
          NAME              GRANTED        YEAR        SHARE      EXPIRATION DATE        5%         10%
          ----             ----------   ----------   ---------   ------------------   --------   ----------
Cameron B. Chell.........   350,000(1)      3.0%       $3.15     September 15, 2000   $ 55,125   $  110,250
Philip R. Ladouceur......   700,000(2)     12.1%       $3.15           June 1, 2004   $609,242   $1,346,153
                            600,000(3)     10.3%       $7.56        August 31, 2003   $977,508   $2,105,158
Glen C. Holmes...........   100,000         1.7%       $5.00           June 1, 2004   $357,674   $  582,256
Raghu N. Kilambi.........   500,000         8.6%       $3.15           June 1, 2004   $435,172   $  961,538
Vincent L. Romano,
  Jr. ...................   250,000(4)      4.3%       $6.08          June 30, 2004   $419,976   $  927,960

-------------------------
(1) 350,000 of the options granted to Mr. Chell in 1999 expired under the Stock Option Plan when Mr. Chell's employment with FutureLink terminated in August, 1999. On March 13, 2000, Mr. Chell exercised 275,000 stock options. See Certain Relationships and Related Transactions.

(2) 500,000 of the options were granted under the Stock Option Plan. The remaining 200,000 options were granted by the Board of Directors outside of our Stock Option Plan.

(3) All of the options were granted by the Board of Directors outside of our Stock Option Plan.

(4) Mr. Romano exercised options to purchase 62,500 shares of common stock in early January 2000.

     The potential realizable values in the table above represent amounts, net of exercise price before taxes, that may be realized upon exercise of the options immediately prior to the expiration of their terms assuming appreciation of 5% and 10% over the option term. The 5% and 10% are calculated based on SEC rules and do not reflect our estimate of future stock price growth. The actual value realized may be greater or less than the potential realizable value set forth in the table.

AGGREGATED OPTION EXERCISES IN 1999 AND LAST FISCAL YEAR-END OPTION VALUES

     The following table shows the number of shares FutureLink's named executive officers acquired upon exercise of stock options during 1999, the aggregate value received from those exercises, the number of shares underlying both exercisable and unexercisable options as of December 31, 1999 and the year-end value of exercisable and unexercisable options as of December 31, 1999.

     The value of unexercised in-the-money options at December 31, 1999, is based on a year-end stock price of $26.00, the last reported trade of FutureLink's common stock on the OTC Bulletin Board on December 31, 1999.

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                NUMBER                         OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                SHARES                      DECEMBER 31, 1999             DECEMBER 31, 1999
                               ACQUIRED      VALUE     ---------------------------   ---------------------------
            NAME              ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   --------   -----------   -------------   -----------   -------------
Cameron B. Chell............    0            0           275,000        175,000(1)   $ 6,283,750    $3,998,750
Philip R. Ladouceur.........    0            0           950,000        450,000      $20,981,000    $8,298,000
Glen C. Holmes..............    0            0            50,000         50,000      $ 1,050,000    $1,050,000
Raghu N. Kilambi............    0            0           225,000        375,000      $ 5,076,250    $8,568,750
Vincent L. Romano, Jr.(2)...    0            0            62,500        187,500      $ 1,245,000    $3,735,000

-------------------------
(1) During 1999, Mr. Chell held an additional 350,000 options that expired under the terms of the Stock Option Plan when Mr. Chell's employment with FutureLink terminated.

(2) Mr. Romano exercised options to purchase 62,500 shares of common stock in early January 2000.

EMPLOYMENT AGREEMENTS

     FutureLink has entered into employment agreements with each of FutureLink's named executive officers. Each agreement provides for a fixed base salary and an annual performance bonus that FutureLink's compensation committee or the board of directors determines.

     The employment agreements with Mr. Ladouceur and Mr. Kilambi are at-will and either party can terminate the agreement at any time. Mr. Romano's agreement has a three-year term which expires on August 1, 2002. Mr. Ladouceur's and Mr. Kilambi's employment agreements provide that if there is a change in control, and either of them is terminated without just cause within six months of a change in control, his level of responsibility or compensation is reduced and he elects within six months of such change in control to treat his employment as terminated, or he elects within three months of such change in control to terminate his employment, FutureLink must pay him an amount equal to one year's salary, his most recent performance bonus, and one year's premium contributions to FutureLink's employee benefit plan paid on his behalf, provide up to $10,000 in relocation and financial consulting services, or, at his option, pay him $10,000, and cause his unvested stock options to accelerate and become exercisable for three months. If FutureLink terminates either Mr. Ladouceur's or Mr. Kilambi's employment without just cause or changes his level of responsibility, and he elects to terminate, FutureLink must pay him an amount equal to one year's salary, his most recent performance bonus, and one year's premium contributions to FutureLink's employee benefit plan paid on his behalf, and provide him with up to $10,000 in relocation and financial consulting services or, at his option, pay him $10,000.

     Mr. Ladouceur's employment agreement provides for an annual base salary of $200,000, and he is eligible to earn an annual performance bonus of up to $400,000.

     Mr. Holmes' employment agreement provides for an annual base salary of $200,000. Mr. Holmes is also entitled to receive a minimum bonus of $50,000 each quarter and is eligible to receive a discretionary bonus to be determined by the board of directors. His agreement also provides for 18 months severance pay (including the minimum bonus for such period), if FutureLink terminates Mr. Holmes without cause, his employment is terminated within 18 months of a change of control, or Mr. Holmes voluntarily terminates because

FutureLink materially reduces his duties or his compensation, or FutureLink moves his place of business out of Orange County, California.

     Mr. Kilambi's employment agreement provides for an annual basic salary of $180,000, and he is eligible to earn an annual bonus of up to $180,000.

     Mr. Romano's employment agreement provides for an annual base salary of $180,000. He is eligible to earn an annual bonus of up to $180,000. Upon commencement of his employment, Mr. Romano received a signing bonus of $95,000, a one time payment of $5,000 to cover certain fees relating to his joining FutureLink, and 250,000 stock options. His employment agreement provides for a separate loan agreement between FutureLink and Mr. Romano under which FutureLink loaned Mr. Romano $2.0 million at an annual interest rate of 5.625% to purchase 232,829 shares of FutureLink common stock. The loan is forgiven in quarterly installments of $250,000. In October 1999, FutureLink forgave the first installment of $250,000 of this loan, comprising most of Mr. Romano's "other compensation" in 1999.

     FutureLink has insured its directors, officers, employees and agents and persons serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such, regardless of whether indemnification would be permitted under Delaware law.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Each of the following persons was either a Director, officer or beneficial owner of more than ten percent (10%) of a class of FutureLink's equity securities registered pursuant to Section 12 of the Exchange Act, and, failed to file on a timely basis one or more reports required by Section 16(a) of the Exchange Act during 1999 or years prior thereto, as described below:

        Robert J. Kubbernus filed a Form 4 on July 15, 1999 reporting a securities transaction which took place in May 1999.

        Philip R. Ladouceur filed a Form 4 on December 24, 1999 reporting a grant of stock options made to Mr. Ladouceur in August 1999.

        Gerald A. Poch filed a Form 5 on March 23, 2000 reporting a grant of stock options made to Mr. Poch in October 1999.

        James P. McNiel filed a Form 5 on March 23, 2000 reporting a grant of stock options made to Mr. McNiel in October 1999.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On January 20, 1998, Core Ventures, Inc., our predecessor-in-interest, purchased 46% of FutureLink Alberta in exchange for 308,000 shares of our common stock. On November 23, 1998, Core Ventures purchased another 50.4% of FutureLink Alberta in exchange for 334,755 shares of our common stock, and on February 26, 1999, it acquired the remaining 3.6% of FutureLink Alberta in exchange for 23,500 shares of our common stock. Cameron Chell was the President and Chief Executive Officer of FutureLink Alberta, and after the first purchase in January 1998, Mr. Chell became our President, a director and a significant stockholder. Mr. Chell resigned as our President and a director effective August 27, 1999.

     Mr. Chell and Robert Kubbernus were directors and holders of stock of both us and JAWS Technology Inc. at the time we entered into an Alliance Partner Agreement dated February 12, 1999.

     On August 12, 1998, Mr. Chell loaned us approximately $145,000 at an annual interest rate of 8%. On February 22, 1999, we issued Mr. Chell a convertible debenture in the principal amount of approximately $150,000, the outstanding balance of his loan to us. This convertible debenture was convertible at $2.00 per share after adjustment for our five-for-one reverse stock split, for a total of 75,310 shares. Mr. Chell also received a warrant to acquire 75,310 shares at $2.00 per share for the first year, $3.00 per share for the second year, and $4.00 per share for the third year. On April 29, 1999, Mr. Chell surrendered his debenture having an outstanding balance of approximately $153,000, our notes payable having an outstanding balance of approximately $67,000 and our trade loans payable having an outstanding balance of $30,000 in return for a $250,000 aggregate principal amount 8% convertible note convertible at $1.50 per share and a warrant to acquire 125,000 shares at $1.50 per share. We reduced the conversion and exercise prices for these securities from $1.50 per share to $1.335 per share due to the effect of anti-dilution provisions. Mr. Chell has exercised and converted all of these securities.

     In May 1999, Commonwealth Associates privately placed our units consisting of 8% senior subordinated convertible notes convertible to shares of common stock at $1.00 per share after adjustment for our five-for-one reverse stock split and warrants to purchase 500 shares of common stock at $1.25 per share after adjustment for our five-for-one reverse stock split for each $1,000 invested. Mr. Chell purchased $250,000 of our units and Mr. Kilambi purchased $127,500 of our units.

     Michael Falk, Chief Executive Officer of Commonwealth Associates, L.P. was appointed to our board of directors on May 7, 1999 following the consummation of the private placement of our securities concluded in April 1999 for which we retained Commonwealth Associates as our placement agent. We subsequently retained Commonwealth Associates as placement agent on July 1, 1999.

     As of December 31, 1999, we had provided $550,000 in services and products to Willson Stationers Ltd. and e-Supplies Inc. At December 31, 1999, $543,000 remained due from these entities. An allowance for doubtful accounts was recorded for the entire amount because of the uncertainty of collection. We have recently settled this account for $400,000. Mr. Chell was a director of both companies at the time some of the transactions took place. In addition, we have reason to believe that Mr. Chell was a principal of e-Supplies Inc., at the time of the transactions. Mr. Kilambi served on the board of directors of Willson Stationers, Ltd., as our representative, at the request of Willson Stationers, Ltd., for approximately one month in early 1999.

     On August 1, 1999, we loaned Vincent Romano, one of our executive officers, $2.0 million, which he used to purchase 232,829 shares of our common stock. Mr. Romano deposited the shares in escrow and the escrow agent releases approximately 12.5% of the shares quarterly as the loan is forgiven in quarterly installments of $250,000. We loaned the money to Mr. Romano under the terms of his employment agreement. As of January 31, 2000, we have forgiven $500,000 of this loan.

     In October 1999, we issued warrants to acquire 1,658,350 shares of common stock to Pequot Private Equity Fund II, L.P., Pequot Partners Fund and Pequot International Fund, which, after giving effect to anti-dilution adjustments since their issuance, entitled the holders to purchase 1,678,139 shares of common stock at $8.40 per share. On February 29, 2000, the funds exercised their warrants to acquire all 1,678,139 shares of our common stock, with net proceeds to us of approximately $12.6 million, taking into account the warrant exercise fee of $0.90 for each warrant exercised. On April 28, 2000, in a private placement we issued to Pequot Private Equity Fund II, L.P. and Pequot Endowment Fund, L.P. for just under $15.0 million, 1,764,704 shares of common stock and warrants to purchase at a purchase price of $9.25 per share 441,176 shares of common stock. Pequot Capital Management, Inc. manages the funds and therefore has the power to direct the vote of the common stock that the funds hold, which constitute more than 5% of our outstanding common stock both before and after this warrant exercise. In addition, James McNiel, one of our directors, is a Senior Vice President at Pequot Capital Management, Inc., and Gerald Poch, also a director, is a Manager Director/Portfolio Manager at Pequot Capital Management, Inc.

     The two securities purchase agreements we have entered into with the Pequot funds and two other institutional investors restrict us and our material subsidiaries without the prior written consent of the Pequot funds from:

     - completing any merger, acquisition or sale of assets if our assets or revenues are likely to be increased or decreased by 25% or more,

     - buying any of our equity securities with a fair market value in excess of $5.0 million, or

     - changing the business in which we are currently engaged.

     These restrictions will no longer apply at the earliest to occur of:

     - the investors under these securities purchase agreements hold less than 5% of our fully-diluted common stock,

     - the investors under these securities purchase agreements no longer have the right to nominate any of our directors under these agreements, and

     - October 15, 2002.

     On May 31, 2000, Glen Holmes, our President and Chief Operating Officer and one of our directors, granted to us an option to purchase 600,000 shares of common stock at $5.50 per share. We may only exercise this option to the extent employees to whom we granted reciprocal options exercise those options.

                                   PROPOSAL 2
          APPROVAL OF THE ADOPTION OF THE SECOND AMENDED AND RESTATED
            STOCK OPTION PLAN AND THE FIRST AND SECOND AMENDMENTS TO
               THE SECOND AMENDED AND RESTATED STOCK OPTION PLAN

     On November 17, 1999, December 10, 1999 and June 1, 2000, the Board of Directors unanimously approved the adoptions of, respectively, the Second Amended and Restated Stock Option Plan (the "Second Restated Plan"), the First Amendment to the Second Amended and Restated Stock Option Plan, and the Second Amendment to the Second Amended and Restated Stock Option Plan (collectively, the "Amendments"), and directed that the Second Restated Plan and the Amendments be submitted to the stockholders for approval at the Annual Meeting (the Second Restated Plan, as amended by the Amendments, is sometimes collectively referred to herein as the "Plan"). The Second Restated Plan and the Amendments make the following material changes to FutureLink's Amended and Restated Stock Option Plan (the "Original Plan"):

     - Limit the aggregate number of shares of common stock which may be granted with respect to Incentive Stock Options under Section 422 of the Internal Revenue Code of 1986, as amended, to 2,000,000. The Original Plan does not limit the number of Incentive Stock Options which may be issued, except to the extent of the total number of options available under the Original Plan;

     - Place a minimum purchase price for shares subject to non-qualified stock options, of eighty-five percent (85%) of the fair market value of such shares on the date of grant. The Original Plan does not provide for a minimum purchase price for non-qualified stock options;

     - Decrease the minimum rate of vesting of options from twenty-five percent (25%) per year to twenty percent (20%) per year; and

     - Authorize the deferral of compensation through awards in the form of shares ("Deferred Shares") of FutureLink's common stock that are deliverable in the future.

THE AMENDMENTS AND RESTATEMENT

     Stock options are an important and critical element of compensation in the technology industry without which FutureLink would have difficulty retaining and recruiting valuable employees. Without approval of the Amendments and the Second Restated Plan, FutureLink will not have sufficient flexibility to grant adequate options under stockholder approved plans available to grant to current and future employees. Furthermore, since the 1999 Annual Meeting of Stockholders, we moved our corporate headquarters to California. It was therefore necessary to amend the Original Plan to conform to California securities law requirements. In addition, the availability of a Deferred Share program will encourage substitution of long-term stock interests for compensation otherwise provided in cash.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE ADOPTION OF THE SECOND AMENDED AND RESTATED STOCK OPTION PLAN AND BOTH THE FIRST AND SECOND AMENDMENTS TO THE SECOND AMENDED AND RESTATED STOCK OPTION PLAN.

     To be adopted, this resolution requires approval of the holders of common stock representing a majority of the votes cast at the Annual Meeting.

DESCRIPTION OF THE PLAN

     The following is a summary of the principal provisions of the Plan, but it is not intended to be a complete description of all of the terms and provisions of the Plan. A copy of the Second Restated Plan is attached as Exhibit A to this Proxy Statement, the First Amendment to the Second Restated Plan is attached as Exhibit B to this Proxy Statement and the Second Amendment to the Second Restated Plan is attached as Exhibit C to this Proxy Statement.

     History. The Stock Option Plan originally became effective on June 29, 1998, and was amended with the approval of the stockholders on each of December 1, 1998 and September 23, 1999 and by the Board on December 15, 1999 and June 1, 2000.

     Purpose. The purpose of the Plan is to further the growth and development of FutureLink by providing, through the ownership of stock, incentive to officers, employees, directors and consultants who are in a position to contribute materially to the prosperity of FutureLink, to increase such persons' interest in FutureLink's welfare, to encourage them to continue their services to FutureLink or its subsidiaries, and to attract individuals of outstanding ability to enter the employment or service of FutureLink or its subsidiaries, to remain or become directors of FutureLink and to provide valuable services to FutureLink or FutureLink's subsidiaries.

     Types of Stock Options. The Plan includes two types of options: options intended to qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and non-qualified stock options not specifically authorized or qualified for favorable income tax treatment by the Code.

     Administration. The Plan is administered by the Board, or in the discretion of the Board, by a Committee ("Committee") consisting of two or more directors of FutureLink who are "outside directors" as defined in I.R.S. Treasury Regulation Section 1.162-27(e)(3) and "non-employee directors" (within the meaning of amended Rule 16b-3 under the Securities Exchange Act of 1934). The administrator of the Plan (the "Plan Administrator") has exclusive authority to determine employees, directors and consultants to whom options or Deferred Shares will be granted, the timing and manner of the grant of options, the exercise price, the number of shares covered by and all of the terms of options, the duration and purpose of leaves of absence which may be granted to optionees without constituting termination of employment for purposes of the Plan and all other determinations necessary or advisable for administration of the Plan. Members of the Committee are appointed by and serve at the pleasure of the Board and may be removed by the Board at its discretion.

     Eligibility. Any employee, director or consultant of FutureLink or any of its subsidiaries is eligible to receive a grant of options under the Plan. FutureLink currently has 8 directors, approximately 600 employees and various consultants who are eligible to receive a grant of options under the Plan.

     Shares Subject to the Plan. The aggregate number of shares of common stock of FutureLink which may be issued pursuant to the Plan shall not exceed twenty percent (20%) of the outstanding shares of common stock of FutureLink, calculated on a fully diluted basis, not including common stock underlying outstanding stock options, and including shares of common stock previously issued under the Plan. In addition, at no time may the total number of shares of common stock of FutureLink issuable upon the exercise of all outstanding options and the total number of shares of common stock of FutureLink provided for under any stock bonus or similar plan of FutureLink exceed thirty percent (30%) of the outstanding shares of common stock of FutureLink, calculated on a fully diluted basis. The maximum number of shares of common stock with respect to which options may be granted to an employee in any one calendar year is 500,000. The maximum number of shares with respect to which Incentive Stock Options may be granted under the Plan may not exceed 2,000,000 in the aggregate.

     Stock Option Price. The exercise price for the common stock subject to any option shall be determined by the Plan Administrator at the time of grant, but shall not be less than eighty-five (85%) of the fair market value of the common stock of FutureLink on the date the option is granted, provided, however, if the option is an Incentive Stock Option, the exercise price shall not be less than one hundred percent (100%) of the fair market value of such shares on the date of the grant. Notwithstanding the foregoing, in the case of any option granted to any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of FutureLink or any of its parent or subsidiary corporations, the option price shall not be less than 110% of the fair market value of the common stock of FutureLink on the date the option is granted.

     Term of Stock Option. No option shall be exercisable after the expiration of the earliest of (a) ten years after the date the option is granted, (b) three months after the date the optionee's employment with FutureLink and its subsidiaries terminates if such termination is for any reason other than disability (as defined in the Plan) or death, (c) one year after the date the optionee's employment with FutureLink and its subsidiaries terminates if such termination is a result of death or disability; provided, however, that the option agreement for any option may provide for shorter periods in each of the foregoing instances, except that such shorter periods shall not be less than thirty (30) days in the event of termination of employment for any reason other than death or disability and not less than six (6) months in the event of termination as a result of death or disability. In the case of an Incentive Stock Option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of FutureLink or any of its parent or subsidiary corporations, the term set forth in (a), above, shall not be more than five years after the date the option is granted.

     Vesting and Exercise of Stock Options. No option shall be exercisable during the lifetime of an optionee by any person other than the optionee. Subject to the foregoing, the Plan Administrator shall have the power to set the time or times within which each option shall be exercisable and to accelerate the time or times of exercise. Unless otherwise provided by the Plan Administrator, each option granted under the Plan shall become exercisable on a cumulative basis as to one-third (1/3) of the total number of shares of common stock covered thereby at any time after one year from the date the option is granted and an additional one-third (1/3) of such total number of shares of common stock at any time after the end of each consecutive one-year period thereafter until the option has become exercisable as to all of such total number of shares of common stock. The minimum vesting provision which can be imposed by the Plan Administrator for any option granted under the Plan shall be twenty percent (20%) per year. To the extent that an optionee has the right to exercise an option and purchase shares pursuant thereto, the option may be exercised from time to time by written notice to FutureLink, stating the number of shares of common stock being purchased and accompanied by payment in full of the exercise price for such shares.

     No Transfer of Options. Options are not transferable by optionees other than by will or the laws of decent and distribution.

     Limit on Incentive Stock Options. The aggregate fair market value (determined at the time the option is granted) of the shares of common stock with respect to which Incentive Stock Options granted to an optionee are exercisable for the first time by an optionee during any calendar year (under all Incentive Stock Option Plans of the Company and its subsidiaries) shall not exceed $100,000. To the extent that the aggregate fair market value (determined at the time the option is granted) of the shares of common stock with respect to which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year

(under all Incentive Stock Option Plans of the Company and any parent or subsidiary corporations) exceeds $100,000, such options shall be treated as Non-Qualified Stock Options. The determination of which options shall be treated as Non-Qualified Stock Options shall be made by taking options into account in the order in which they were granted.

     Deferred Stock. The Plan Administrator has the discretion under the Plan to permit deferred compensation elections by select management employees, directors, and consultants. Basically, the eligible person may irrevocably elect on a fiscal year basis to forego a portion of their cash compensation in exchange for Deferred Shares. As soon as practicable after the end of each fiscal quarter beginning July 1, 2000, each optionee's deferred compensation during the quarter (plus cash dividends paid on shares equal in number to all previously credited Deferred Shares) will be credited by the Plan Administrator to an internal bookkeeping account in the form of Deferred Shares having a fair market value when credited equal to the compensation deferred (plus any accrued dividends).

     Each optionee's Deferred Shares account will be distributed in the form of freely-transferable shares of FutureLink's common stock, with distributions made in five substantially equal installments after the optionee leaves employment; subject to each optionee's right to elect a different schedule for distributions. Fifty-percent of each optionee's Deferred Shares (including shares already transferred to the optionee) will be forfeited upon a determination by the Plan Administrator that the optionee has violated a non-competition or non-disclosure agreement with FutureLink. An optionee shall have not have any stockholder rights with respect to Deferred Shares until shares of FutureLink's common stock are transferred to the optionee. As of June 1, 2000, the Committee has not selected which employees are eligible to make deferred compensation elections. If this amendment fails to receive stockholder approval, any optionee who defers compensation will receive a cash refund, with accrued interest, for the deferrals.

     Termination or Amendment of the Plan. The Board may at any time terminate or amend the Plan; provided that, without approval of the holders of a majority of the shares of common stock of FutureLink represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum) or by the written consent of a majority of the outstanding shares of common stock, there shall be no increase in the total number of shares of common stock covered by the Plan, no change in the class of persons eligible to receive options granted under the Plan, and no extension of the term of the Plan beyond ten years after the earlier of the date the Plan is adopted or the date the Plan is approved by FutureLink's stockholders.

     Effective Date and Term of Plan. The Stock Option Plan was first effective (the "Effective Date") June 29, 1998. Unless sooner terminated by the Board in its sole discretion, the Plan will expire on June 28, 2008.

CERTAIN UNITED STATES FEDERAL INCOME TAX INFORMATION

     General. The following is a general summary as of the date of this Proxy Statement of the United States federal income tax consequences associated with participation in the Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. This information may not be applicable to employees of foreign subsidiaries or to participants who are not residents of the United States. All participants have been and are encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the Plan. Any tax effects that accrue to foreign employees as a result of participation in the Plan will be subject to the tax laws of the countries in which such employees reside.

     Incentive Stock Options. The optionee will recognize no income upon grant of an Incentive Stock Option ("ISO") and incur no tax on its exercise unless the optionee is subject to the alternative minimum tax described below. If the optionee holds the stock acquired upon exercise of an ISO (the "ISO Shares") for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

     If the optionee disposes of ISO Shares prior to the expiration of either of the above required holding periods (a "disqualifying disposition"), the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise and the option exercise price, will be treated as ordinary income and reported on the employee's W-2 form. Income tax withholding on this income is optional. Any additional gain will be long-term or short-term capital gain, depending upon whether or not the ISO Shares were held for more than one year following the date of exercise by the optionee. A disposition of ISO Shares for this purpose includes not only a sale or exchange, but also a gift or other transfer of legal title (with certain exceptions). Long-term capital gain is taxed at a maximum federal income tax rate of 20% rather than the 39.6% maximum rate applicable to other income.

     Alternative Minimum Tax. Generally, the difference between the fair market value of stock purchased by exercise of an ISO (generally measured as of the date of exercise) and the amount paid for that stock upon exercise of the ISO is an adjustment to income for purposes of the alternative minimum tax. An alternative minimum tax adjustment applies unless a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO. The alternative minimum tax (imposed to the extent it exceeds the taxpayer's regular tax) is 26% of an individual taxpayer's alternative minimum taxable income for alternative minimum taxable income up to $175,000 ($87,500 for a married taxpayer filing a separate return) and 28% thereafter. Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount ($45,000 in the case of a joint return, $33,750 for an unmarried taxpayer and $22,500 for a married taxpayer filing a joint return subject to reduction under certain circumstances). The alternative minimum tax will, however, be payable only to the extent that it exceeds an optionee's regular federal income tax for the year (computed without regard to certain credits and taxes).

     Nonqualified Stock Options. An optionee will not recognize any taxable income at the time a nonqualified stock option ("NQSO") is granted. However, upon exercise of an NQSO the optionee will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise (in most cases) and the optionee's purchase price. The included amount will be treated as ordinary income and reported on an employee's W-2 form, or in the case of a non-employee, on a 1099 form and will be subject to income tax and FICA withholding by FutureLink (either by payment in cash or withholding out of the optionee's salary) if the optionee is an employee. Upon the sale of the shares by the optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as short term or long term capital gain or loss depending upon whether or not the optionee held the shares for more than one year following exercise of the NQSO.

     Tax Treatment of Insiders. Optionees who are officers or directors of FutureLink subject to Section 16(b) of the Securities Exchange Act of 1934 may be subject to special federal income tax treatment upon exercise of their options. In general, such optionees will be subject to tax with respect to income recognized upon exercise of their options upon the later to occur of (1) the date such income normally would be recognized under the principles described above, or (2) the expiration of the six-month forfeiture period under Section 16(b), unless such an optionee makes the election under Section 83(b) of the Code to be taxed as of the date specified in (1) above. The amount of income will be measured by reference to the value of the shares acquired upon exercise as of the applicable date. Optionees subject to this special treatment should consult their own tax advisors for further information.

     Deferred Shares. An optionee who receives a Deferred Shares award will not recognize any taxable income until unrestricted shares of FutureLink's common stock are transferred to the optionee pursuant to the Plan. At such time or times, the fair market value of the shares received will be ordinary income for the optionee, will be subject to FICA withholding, and will be reported as compensation on a Form W-2 for employees and on a Form 1099 for non-employees.

     Tax Treatment of FutureLink. FutureLink will be entitled to a deduction in connection with the exercise of an NQSO, as well as the delivery of shares pursuant to a Deferred Shares award, by a domestic optionee to the extent that the optionee recognizes ordinary income provided that the deduction is not disallowed under the provisions of Section 162(m) of the Code. FutureLink will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the optionee recognizes ordinary income on a disqualifying disposition of the ISO Shares and will not be entitled to any deduction upon exercise of an ISO.

                                   PROPOSAL 4
         RATIFICATION AND APPROVAL OF THE SELECTION OF ERNST & YOUNG AS
                  FUTURELINK'S INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Ernst & Young LLP to audit the financial statements of FutureLink for the year ended December 31, 2000. Ernst & Young LLP has audited FutureLink's financial statements since 1998.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS RATIFY AND APPROVE THE SELECTION OF ERNST & YOUNG LLP AS FUTURELINK'S INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL 2000.

     It is expected that a representative of Ernst & Young LLP will be present at the Annual Meeting to respond to any questions and to make a statement on behalf of his or her firm, if such representative so desires.

                         TRANSACTION OF OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting of Stockholders that will come before the meeting. Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

                             STOCKHOLDER PROPOSALS

     FutureLink must receive at its principal office before January 20, 2001, any proposal which a stockholder wishes to submit to the 2001 Annual Meeting of Stockholders, if the proposal is to be considered by the board of directors for inclusion in the proxy materials for that Annual Meeting.

     FutureLink's Bylaws provide that a stockholder wishing to present a nomination for Director or to bring any other matter before the annual meeting of stockholders must give written notice to the Secretary of FutureLink not less than sixty days prior to the meeting. If less than sixty days notice or prior public disclosure of the date of the meeting is given to stockholders, notice of the stockholder proposal must be received no later than seven days after the notice or announcement of the meeting date.

     A stockholder's notice to the Secretary shall include (i) a brief description of the matter or nomination and the reason for addressing the matter at the meeting; (ii) the stockholder's name and address, (iii) the number of shares of FutureLink owned or controlled by the stockholder, (iv) any material interest of the stockholder in the matter or nomination proposed and (v) all other required information under Regulation 14A under the Securities Exchange Act of 1934.

     FutureLink's proxy related to the 2001 annual meeting will give discretionary voting authority to the proxy holders to vote with respect to any stockholder proposal that is received more than seven days after the date of notice of the 2001 annual meeting of stockholders. Any stockholder wishing to make a nomination or proposal should obtain a copy of the relevant provisions of FutureLink's Bylaws from the Secretary.

                            ------------------------

     Please return your proxy as soon as possible. Unless a quorum, consisting of a majority of the outstanding shares entitled to vote, is represented at the meeting no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

     If requested, we will furnish you any exhibit listed on the exhibit index to our Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 1999 upon payment of a reasonable copying fee.

                                          By Order of the Board of Directors

                                          Philip R. Ladouceur
                                          Chairman and Chief Executive Officer

June 12, 2000

                                 EXHIBIT INDEX

Exhibit A -- Second Amended and Restated Stock Option Plan.

Exhibit B -- First Amendment to Second Amended and Restated Stock Option Plan.

Exhibit C -- Second Amendment to Second Amended and Restated Stock Option Plan.

                                   EXHIBIT A

                                FUTURELINK CORP.
                                 SECOND AMENDED
                                  AND RESTATED

                               STOCK OPTION PLAN

                               TABLE OF CONTENTS

                                                                   PAGE
                                                                   ----
 1.  Purpose.....................................................  A-1
 2.  Incentive and Non-Qualified Stock Options...................  A-1
 3.  Definitions.................................................  A-1
     3.1   Board.................................................  A-1
     3.2   Code..................................................  A-1
     3.3   Common Stock..........................................  A-1
     3.4   Company...............................................  A-1
     3.5   Disabled or Disability................................  A-1
     3.6   Fair Market Value.....................................  A-1
     3.7   Incentive Stock Option................................  A-1
     3.8   Non-Qualified Stock Option............................  A-1
     3.9   Optionee..............................................  A-1
     3.10  Plan..................................................  A-1
     3.11  Plan Administrator....................................  A-1
     3.12  Stock Option or Option................................  A-1
 4.  Administration..............................................  A-2
     4.1   Administration by Board...............................  A-2
     4.2   Administration by Committee...........................  A-2
 5.  Eligibility.................................................  A-2
 6.  Shares Subject to Options...................................  A-2
 7.  Terms and Conditions of Options.............................  A-3
     7.1   Number of Shares Subject to Option....................  A-3
     7.2   Option Price..........................................  A-3
     7.3   Notice and Payment....................................  A-3
     7.4   Term of Option........................................  A-4
     7.5   Exercise of Option....................................  A-4
     7.6   No Transfer of Option.................................  A-4
     7.7   Limit on Incentive Stock Options......................  A-4
     7.8   Restriction on Issuance of Shares.....................  A-4
     7.9   Investment Representation.............................  A-5
     7.10  Rights as a Shareholder or Employee...................  A-5
     7.11  No Fractional Shares..................................  A-5
     7.12  Exercisability in the Event of Death..................  A-5
     7.13  Recapitalization or Reorganization of Company.........  A-5
     7.14  Modification, Extension, and Renewal of Options.......  A-6
     7.15  Other Provisions......................................  A-6
 8.  Termination or Amendment of the Plan........................  A-6
 9.  Indemnification.............................................  A-6
10.  Effective Date and Term of Plan.............................  A-6

                                FUTURELINK CORP.

                 SECOND AMENDED AND RESTATED STOCK OPTION PLAN

     1. Purpose. The purpose of this FutureLink Corp. Stock Option Plan ("Plan") is to further the growth and development of FutureLink Corp. (the "Company") by providing, through ownership of stock of the Company, an incentive to officers, other key employees and directors who are in a position to contribute materially to the prosperity of the Company, to increase such persons' interests in the Company's welfare, to encourage them to continue their services to the Company or its subsidiaries, and to attract individuals of outstanding ability to enter the employment or service of the Company or its subsidiaries, to remain or become directors of the Company and to provide valuable services to the Company or its subsidiaries.

     2. Incentive and Non-Qualified Stock Options. Two types of Stock Options (referred to herein as "Options" without distinction between such two types, except as provided herein) may be granted under the Plan: Options intended to qualify as Incentive Stock Options under Section 422 of the Code and Non-Qualified Stock Options not specifically authorized or qualified for favorable income tax treatment by the Code.

     3. Definitions. The following definitions are applicable to the Plan:

          3.1 Board. The Board of Directors of the Company.

          3.2 Code. The Internal Revenue Code of 1986, as amended from time to time.

          3.3 Common Stock. The shares of the $.0001 par value per share common stock of the Company.

          3.4 Company. FutureLink Corp., a Delaware corporation.

          3.5 Disabled or Disability. For the purposes of Section 7.4, a disability of the type defined in Section 22(e)(3) of the Code. The determination of whether an individual is disabled or has a Disability is determined under procedures established by the Plan Administrator for purposes of the Plan.

          3.6 Fair Market Value. For purposes of the Plan, the "fair market value" per share of the Common Stock of the Company at any date shall be
     (a) if the Common Stock is listed on an established stock exchange or exchanges or The Nasdaq Stock Market's National Market System, the closing price per share on the last trading day immediately preceding such date on the principal exchange on which it is traded or as reported by The Nasdaq Stock Market, or (b) if the Common Stock is not then listed on an exchange or The Nasdaq Stock Market's National Market System, the closing price per share on the last trading day immediately preceding such date reported by The Nasdaq Stock Market, or if sales are not reported by The Nasdaq Stock Market, the average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market as quoted on the last trading day immediately preceding such date, or (c) if the Common Stock is not then listed on an exchange, The Nasdaq Stock Market's National Market System or reported by The Nasdaq Stock Market or quoted in the over-the-counter market, a value determined in good faith by the Plan Administrator.

          3.7 Incentive Stock Option. Any Stock Option which qualifies as an "incentive stock option" within the meaning of Section 422 of the Code.

          3.8 Non-Qualified Stock Option. Any Stock Option that is not an Incentive Stock Option.

          3.9 Optionee. The recipient of a Stock Option.

          3.10 Plan. The FutureLink Corp. Second Amended and Restated Stock Option Plan, as amended from time to time.

          3.11 Plan Administrator. The Board or the Compensation Committee designated pursuant to Section 4.2 hereof to administer, construe and interpret the terms of the Plan.

          3.12 Stock Option or Option. Any option to purchase shares of Common Stock granted pursuant to Section 7 hereof.

     4. Administration.

          4.1 Administration by Board. Subject to Section 4.2 hereof, the Plan Administrator shall be the Board of Directors of the Company (the "Board") during such periods of time as all members of the Board are "outside directors" as defined in Treas. Regs. sec.1.162-27(e)(3) ("outside directors"). Anything to the contrary notwithstanding, the requirement that all members of the Board be outside directors shall not apply for any period of time during which the Company's Common Stock is not registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended. Subject to the provisions of the Plan, the Plan Administrator shall have authority to construe and interpret the Plan, to promulgate, amend, and rescind rules and regulations relating to its administration, from time to time to select from among the eligible employees and directors (as determined pursuant to Section 5) of the Company and its subsidiaries those employees and directors to whom Stock Options will be granted, to determine the timing and manner of the grant of the Options, to determine the exercise price, the number of shares covered by and all of the terms of the Stock Options, to determine the duration and purpose of leaves of absence which may be granted to Stock Option holders without constituting termination of their employment for purposes of the Plan, and to make all of the determinations necessary or advisable for administration of the Plan. The interpretation and construction by the Plan Administrator of any provision of the Plan, or of any agreement issued and executed under the Plan, shall be final and binding upon all parties. No member of the Board shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan.

          4.2 Administration by Committee. The Board may, in its sole discretion, delegate any or all of its duties as Plan Administrator and, subject to the provisions of Section 4.1 of the Plan, if at any time the Board includes any person who is not an outside director, the Board shall delegate all of its duties as Plan Administrator during such period of time to a compensation committee (the "Committee") of not fewer than two (2) members of the Board, all of the members of which Committee shall be persons who, in the opinion of the counsel to the Company are outside directors and "non-employee directors" within the meaning of Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission, to be appointed by and serve at the pleasure of the Board. Anything to the contrary notwithstanding, the requirement that all members of the Committee be non-employee directors and outside directors shall not apply for any period of time during which the Company's Common Stock is not registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended. Those provisions of the Plan that make express reference to Rule 16b-3 under the Securities Exchange Act of 1934, as amended, shall apply only to reporting persons under such act. From time to time, the Board may increase or decrease (to not less than two members) the size of the Committee, and add additional members to, or remove members from, the Committee. The Committee shall act pursuant to a majority vote, or the written consent of a majority of its members, and the minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the provisions of the Plan and the directions of the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may deem advisable. No member of the Committee shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan.

     5. Eligibility. Subject to the determination of the Plan Administrator, any employee, director or consultant (including any officer or director who is an employee) of the Company or any of its subsidiaries shall be eligible to receive Options under the Plan; provided, however any person who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its subsidiaries shall not receive an Option unless (i) the purchase price of the shares subject to the Option is at least one hundred ten percent (110%) of the Fair Market Value of such shares on the date of grant, and (ii) if such Option is intended to be an Incentive Stock Option, such Option by its terms is not exercisable after the expiration of five
(5) years from the date of grant. An Optionee may receive more than one Option under the Plan. Non-employee directors and non-employee consultants shall not be eligible to receive any Incentive Stock Option under the Plan.

     6. Shares Subject to Options. The stock available for grant of Options under the Plan shall be shares in the Company's authorized but unissued or reacquired, Common Stock. The aggregate number of shares which may be issued pursuant to exercise of Options granted under the Plan, as amended, shall not exceed twenty percent of the shares of Common Stock, calculated on a fully diluted basis not including Common Stock underlying outstanding stock options, at the time of each grant (subject to adjustment as provided in Section 7.13 hereof) including shares previously issued under the Plan. The maximum number of shares with respect to which options may be granted to any employee in any one calendar year shall be 500,000 shares (subject to adjustment as provided in Section 7.13 hereof). The maximum number of shares with respect to which Incentive Stock Options may be granted under this Plan shall not exceed 2,000,000 in the aggregate (subject to adjustment as provided in Section 7.13 hereof). In the event that any outstanding Option under the Plan for any reason expires, or is terminated, the shares of Common Stock allocable to the unexercised portion of the Option shall again be available for Options under the Plan as if no Option had been granted with respect to such shares.

     7. Terms and Conditions of Options. Options granted under the Plan shall be evidenced by agreements (which need not be identical) in such form and containing such provisions which are consistent with the Plan as the Plan Administrator shall from time to time approve. Such agreements may incorporate all or any of the terms hereof by reference and shall comply with and be subject to the following terms and conditions.

          7.1 Number of Shares Subject to Option. Each Option agreement shall specify the number of shares subject to the Option.

          7.2 Option Price. The purchase price for any shares subject to an Option granted under the Plan shall be determined by the Plan Administrator at the time of grant in accordance with the requirements of this Section
     7.2. In all instances, the purchase price for any shares subject to an Option under the Plan shall be at least eighty-five percent (85%) of the Fair Market Value of such shares on the date of grant; provided, however, if such Option is an Incentive Stock Option, the purchase price for the shares subject to such Option shall not be less than one hundred percent (100%) of the Fair Market Value of such shares on the date of grant. Notwithstanding the foregoing, with respect to any Option granted to any person who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of it's subsidiaries, the purchase price of the shares subject to such Option shall be at least one hundred ten percent (110%) of the Fair Market Value of such shares on the date of grant.

          7.3 Notice and Payment. Any exercisable portion of a Stock Option may be exercised only by:

             (a) delivery of a written notice to the Company, prior to the time when such Stock Option becomes unexercisable under Section 7.4 hereof, stating the number of shares being purchased and complying with all applicable rules established by the Plan Administrator;

             (b) payment in full of the exercise price of such Option by, as applicable (i) cash or cheque for an amount equal to the aggregate Option exercise price for the number of shares being purchased, (ii) in the discretion of the Plan Administrator, upon such terms as the Plan Administrator shall approve, a copy of instructions to a broker directing such broker to sell the Common Stock for which such Option is exercised, and to remit to the Company the aggregate exercise price of such Options (a "cashless exercise"), or (iii) in the discretion of the Plan Administrator, upon such terms as the Plan Administrator shall approve, the Optionee may pay all or a portion of the purchase price for the number of shares being purchased by tendering shares of the Company's Common Stock owned by the Optionee, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the aggregate purchase price of the shares with respect to which such Stock Option or portion is thereby exercised (a "stock for stock exercise");

             (c) payment of the amount of tax required to be withheld (if any) by the Company or any parent or subsidiary corporation as a result of the exercise of a Stock Option. At the discretion of the Plan Administrator, upon such terms as the Plan Administrator shall approve, the Optionee may pay all or a portion of the tax withholding by (i) cash or cheque payable to the Company, (ii) cashless exercise, (iii) stock-for-stock exercise, or (iv) a combination of one or more of the foregoing payment methods; and

             (d) delivery of a written notice to the Company requesting that the Company direct the transfer agent to issue to the Optionee (or to his or her designee) a certificate for the number of shares of Common Stock for which the Option was exercised or, in the case of a cashless exercise, for any shares that were not sold in the cashless exercise.

        Notwithstanding the foregoing, the Company may, in its sole and absolute discretion, extend and maintain, or arrange for the extension and maintenance of, credit to any Optionee to finance the Optionee's purchase of shares pursuant to exercise of any Stock Option, on such terms as may be approved by the Plan Administrator, subject to applicable regulations of the Federal Reserve Board and any other laws or regulations in effect at the time such credit is extended.

          7.4 Term of Option. No Option shall be exercisable after the expiration of the earliest of (a) ten years after the date the option is granted, (b) three months after the date the Optionee's employment with the Company and its subsidiaries terminates if such termination is for any reason other than disability or death, (c) one year after the date the Optionee's employment with the Company and its subsidiaries terminates if such termination is a result of death or disability; provided, however, that the Option agreement for any Option may provide for shorter periods in each of the foregoing instances. Notwithstanding the foregoing, in the case of any Incentive Stock Option granted under the Plan to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its parent or any of its subsidiary corporations, the term of such Option shall not be more than five years from the date the Option is granted.

          7.5 Exercise of Options. No Option shall be exercisable during the lifetime of an Optionee by any person other than the Optionee. Subject to the foregoing, the Plan Administrator shall have the power to set the time or times within which each Option shall be exercisable and to accelerate the time or times of exercise. Unless otherwise provided by the Plan Administrator, each Option granted under the Plan shall become excisable on a cumulative basis as to one-third ( 1/3) of the total number of shares covered thereby at any time after one year from the date the Option is granted and an additional one third ( 1/3) of such total number of shares at any time after the end of each consecutive one-year period thereafter until the Option has become exercisable as to all of such total number of shares. Notwithstanding the foregoing, any Options granted under the Plan shall become exercisable at a minimum rate of twenty percent (20%) per year. To the extent that an Optionee has the right to exercise an Option and purchase shares pursuant thereto, the Option may be exercised from time to time by written notice to the Company, stating the number of shares being purchased and accompanied by payment in full of the exercise price for such shares.

          7.6 No Transfer of Option. No Option shall be transferable by an Optionee other than by will or the laws of decent and distribution.

          7.7 Limit on Incentive Stock Options. The aggregate Fair Market Value (determined at the time the Option is granted) of the Common Stock with respect to which any Incentive Stock Options granted to an Optionee are exercisable for the first time by an Optionee during any calendar year (under all stock option plans of the Company and its subsidiaries) shall not exceed $100,000. To the extent that the aggregate Fair Market Value (determined at the time the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all Incentive Stock Option plans of the Company and any parent or subsidiary corporations) exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options. The determination of which Stock Option shall be treated as Non-Qualified Stock Options shall be made by taking Stock Options into account in the order in which they were granted.

          7.8 Restriction on Issuance of Shares. The issuance of Options and shares shall be subject to compliance with all of the applicable requirements of law with respect to the issuance and sale of securities, including, without limitation, any required qualification under the securities laws of the United States, Canada, any state of the United States or any province of Canada. If an Optionee acquires shares of Common Stock pursuant to the exercise of an Option at a time when the shares are not registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, the Plan Administrator, in its sole discretion, may require as a condition of issuance of shares covered by the Option that the shares of Common Stock shall be subject to restrictions on transfer. The Company may place a legend on the certificates evidencing the shares, reflecting the fact that they are subject to restrictions on transfer pursuant to the terms of this Section.

          7.9 Investment Representation. Each Option shall contain and any Optionee may be required, as a condition of the grant of the Option and the issuance of shares covered by his or her Option, to represent that the Option and the shares to be acquired pursuant to exercise of the Option will be acquired for investment purposes only without a view to distribution thereof; and in such case, the Company may place a legend on the certificate evidencing the shares reflecting the fact that they were acquired for investment and cannot be sold or transferred unless registered under the Securities Act of 1933, as amended, or unless counsel for the Company is satisfied that the circumstances of the proposed transfer do not require such registration.

          7.10 Rights as a Shareholder or Employee. An Optionee or transferee of an Option shall have no right as a shareholder of the Company with respect to any shares covered by any Option until the date of the issuance of a share certificate for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether cash, securities, or other property) or distributions or other rights for which the record date is prior to the date such share certificate is issued, except as provided in
     Section 7.13. Nothing in the Plan or in any Option agreement shall confer upon any employee any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with any right of the Company or any subsidiary to terminate the Optionee's employment at any time.

          7.11 No Fractional Shares. In no event shall the Company be required to issue fractional shares upon the exercise of an Option.

          7.12 Exercisability in the Event of Death. In the event of the death of the Optionee, any Option or unexercised portion thereof granted to the Optionee, to the extent exercisable by him or her on the date of death, may be exercised by the Optionee's personal representatives, heirs, or legatees subject to the provisions of Section 7.4 hereof.

          7.13 Recapitalization or Reorganization of Company. Except as otherwise provided herein, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Plan, to the Option rights granted under the Plan, including any formula grants or automatic grant authorizations, and the exercise price of such Option rights, in the event that the number of shares of Common Stock of the Company are increased or decreased as a result of a stock dividend (but only on Common Stock), stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, separation, or like change in the corporate or capital structure of the Company. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock of the Company, or any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, whether by reason of a complete liquidation of the Company or a merger, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes wholly-owned subsidiary of another corporation, then if the Plan Administrator shall, it its sole discretion, determine that such change equitably requires an adjustment to shares of the Common Stock currently subject to Options under the Plan, or to prices or terms of outstanding Options, such adjustment shall be made in accordance with such determination.

          To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Plan Administrator, the determination of which in that respect shall be final, binding and conclusive. No right to purchase fractional shares shall result from any adjustment of Options pursuant to this Section. In case of any such adjustment, the shares subject to the option shall be rounded down to the nearest whole share. Notice of any adjustment shall be given by the Company to each Optionee whose Options shall have been so adjusted and such adjustment (whether or not notice is given) shall be effective and binding for all purposes of the Plan.

          In the event of a complete liquidation of the Company or a merger, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly-owned subsidiary of another corporation, any unexercised Options theretofore granted under the Plan shall be deemed cancelled unless the surviving corporation in any such merger, reorganization, or consolidation elects to assume the Options under the Plan or to issue substitute Options in place thereof; provided, however, that, notwithstanding the foregoing, if such Options would be cancelled in accordance with the foregoing, the Optionee shall have the right, exercisable during a ten-day period ending on the fifth day prior to such liquidation, merger, or consolidation, to exercise such Option in whole or in part without regard to any installment exercise provisions in the Option Agreement.

          7.14 Modification, Extension, and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Plan Administrator may modify, extend, or renew outstanding Options granted under the Plan, and accept the surrender of outstanding Options (to the extent not theretofore exercised). The Plan Administrator shall not, however, modify any outstanding Incentive Stock Option in any manner which would cause the Option not to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code. Notwithstanding the foregoing, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights of the Optionee under the Option. However, a termination of the Option in which the Optionee receives a cash payment equal to the difference between the Fair Market Value and the exercise price for all shares subject to exercise under any outstanding Option shall not alter or impair any rights of the Optionee.

          7.15 Other Provisions. Each Option may contain such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Plan Administrator.

     8. Termination or Amendment of the Plan. The Board may at any time terminate or amend the Plan; provided that, without approval of the holders of a majority of the shares of Common Stock of the Company represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum) or by the written consent of a majority of the outstanding shares of Common Stock, there shall be, except by operation of the provisions of Section 7.13, no increase in the total number of shares covered by the Plan, no change in the class of persons eligible to receive Options granted under the Plan, and no extension of the term of the Plan beyond ten (10) years after the earlier of the date the Plan is adopted or the date the Plan is approved by the Company's shareholders; and provided further that, without the consent of the Optionee or as provided by
Section 7.14 hereof, no amendment may adversely affect any then outstanding Option or any unexercised portion thereof.

     9. Indemnification. To the extent permitted by law, the Certificate of Incorporation of the Company, the Bylaws of the Company and any indemnity agreements between the Company and its directors or employees, between the Company and its directors or employees, the Company shall indemnify each member of the Board and of the Plan Administrator, and any other employee of the Company with duties under the Plan, against expenses (including any amount paid in settlement) reasonably incurred by him in connection with any claims against him by reason of his conduct in the performance of his duties under the Plan.

     10. Effective Date and Term of Plan. This Plan shall become effective (the "Effective Date") on June 29, 1998. No options granted under the Plan will be effective unless the Plan is approved by shareholders of the Company within 12 months of the date of adoption. Unless sooner terminated by the Board in its sole discretion, the Plan will expire on June 28, 2008.

Amended as of November 17, 1999.

                                          FUTURELINK CORP.

                                          By: /s/ Raghu Kilambi
                                            ------------------------------------
                                            Raghu Kilambi
                                            Chief Financial Officer

                                          By: /s/ Kyle B.A. Scott
                                            ------------------------------------
                                            Kyle B.A. Scott
                                            General Counsel & Secretary

                                   EXHIBIT B

                     FIRST AMENDMENT TO SECOND AMENDED AND
                           RESTATED STOCK OPTION PLAN
                                       OF
                                FUTURELINK CORP.
                             A DELAWARE CORPORATION

     Sections 6 and 7.4 of the Second Amended and Restated Stock Option Plan of this Company are hereby amended to read in their entirety as follows:

     "6. Shares Subject to Options. The stock available for grant of Options under the Plan shall be shares in the Company's authorized but unissued or reacquired, Common Stock. The aggregate number of shares which may be issued pursuant to exercise of Options granted under the Plan, as amended, shall not exceed twenty percent (20%) of the shares of Common Stock, calculated on a fully diluted basis not including Common Stock underlying outstanding stock options, at the time of each grant (subject to adjustment as provided in Section 7.13 hereof) including shares previously issued under the Plan; provided, however, that at no time shall the total number of shares of Common Stock issuable upon the exercise of all outstanding options and the total number of shares of Common Stock provided for under any stock bonus or similar plan of the Company exceed the applicable percentage as calculated in accordance with the conditions and exclusions of Rule 260.140.45 of Title 10 of the California Code of Regulations, based on the shares of Common Stock of the Company which are outstanding at the time the calculation is made. The maximum number of shares with respect to which options may be granted to any employee in any one calendar year shall be 500,000 shares (subject to adjustment as provided in Section 7.13 hereof). The maximum number of shares with respect to which Incentive Stock Options may be granted under this Plan shall not exceed 2,000,000 in the aggregate (subject to adjustment as provided in Section 7.13 hereof). In the event that any outstanding Option under the Plan for any reason expires, or is terminated, the shares of Common Stock allocable to the unexercised portion of the Option shall again be available for Options under the Plan as if no Option had been granted with respect to such shares.

     7.4 Term of Option. No Option shall be exercisable after the expiration of the earliest of (a) ten years after the date the option is granted, (b) three months after the date the Optionee's employment with the Company and its subsidiaries terminates if such termination is for any reason other than disability or death, (c) one year after the date the Optionee's employment with the Company and its subsidiaries terminates if such termination is a result of death or disability; provided, however, that the Option agreement for any Option may provide for shorter periods in each of the foregoing instances, except that such shorter periods shall not be less than thirty (30) days in the event of termination of employment for any reason other than death or disability and not less than six (6) months in the event of termination as a result of death or disability. Notwithstanding the foregoing, in the case of any Incentive Stock Option granted under the Plan to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its parent or any of its subsidiary corporations, the term of such Option shall not be more than five years from the date the Option is granted."

                                   EXHIBIT C

       SECOND AMENDMENT TO SECOND AMENDED AND RESTATED STOCK OPTION PLAN

                                       OF

                                FUTURELINK CORP.

                             A DELAWARE CORPORATION

     The following new Section 11 is added to the end of the Second Amended and Restated Stock Option Plan:

          "11.  Deferred Shares:

          11.1 Elections to Defer. The Plan Administrator shall have the discretion to permit deferred compensation elections hereunder by select employees, directors, and consultants of the Company or any of its subsidiaries, who in all cases must be members of a select group of management or highly compensated employees (within the meaning of the Employees' Retirement Income Security Act of 1973, as amended). Each eligible individual who is eligible to make such an election (referred to herein as an "Optionee" solely because the Plan uses that term to generically refer to all participating individuals) may irrevocably elect to forego the receipt of cash compensation that would otherwise be paid in such form or forms as the Plan Administrator may authorize for deferral. In lieu of such cash compensation, the Optionee shall be entitled to have Shares ("Deferred Shares") credited pursuant to Section 11.3 hereof.

          11.2 Timing and Manner of Election. Any election pursuant to this Section shall be made on a form provided by the Plan Administrator (the "Election Form"). Each Election Form shall take effect on the January 1st after its delivery to the Plan Administrator, provided that any election made on or before June 23, 2000 shall take effect July 1, 2000. The Plan Administrator shall in all case have the discretion to reject any election during the five business day period after its delivery to the Plan Administrator, in which case the election will be treated as null and void provided the Plan Administrator sends the Optionee a written notice explaining why the Election Form is invalid. In addition, Election Forms shall be ineffective with respect to any compensation to which an Optionee has a legal right before the effective date of the Election Form).

          11.3 Quarterly Credits. As soon as practicable after the end of each calendar quarter beginning on or after July 1, 2000, the Plan Administrator shall make a credit hereunder to an internal bookkeeping account that the Plan Administrator establishes and maintains in the name of each Optionee who has filed an Election Form. The Plan Administrator shall credit each Optionee's account with a number of Deferred Shares having a Fair Market Value on the date of the credit equal to the sum of:

             (I) 110% of any cash compensation that the Optionee defers pursuant to Section 11.1 during the calendar quarter, and

             (II) any cash dividends paid with respect to Shares equal in number to the Deferred Shares credited to the Optionee's account at the end of the immediately preceding calendar quarter.

          11.4 Distributions. The Company shall hold each Optionee's Deferred Shares for distribution in the form of freely-transferable and unencumbered Shares, with distributions made to the Optionee in five substantially equal annual installments before the last day of each of the five fiscal years of the Company that end after the date on which the Optionee's service terminates, unless (I) the Optionee has properly executed a form (the "Distribution Election Form") provided by the Plan Administrator for the purpose of controlling the time and manner for Share distributions, which form shall not permit more than 50% of an Optionee's Deferred Shares to be distributed within one year of the Optionee's termination of service with the Company for any reason other than death, and (II) the Plan Administrator has received the Optionee's Distribution Election Form either more than 90 days before a Change in Control or more than one year before the date on which the Participant's service terminates for any reason. Fractional Shares shall be cancelled upon a Participant's receipt of their fractional Market Value.

          Notwithstanding the foregoing, an Optionee shall immediately forfeit 50% of the maximum number of Deferred Shares ever credited to his or her Account upon a rationally-based determination by the Plan Administrator that the Optionee has materially violated any provision of any non-competition or non-disclosure agreement that the Optionee has entered into with the Company.

          11.5 Rights regarding Deferred Shares. The right of an Optionee to whom Deferred Shares have been credited hereunder shall be solely an unsecured claim against the general assets of the Company. The Optionee shall not have any voting or other rights or claims in any specific assets, shares, or other funds of the Company, until Shares are distributed pursuant to Section 11.4.

          11.6 Stockholder Approval; Other Restrictions. No Shares shall be distributed hereunder (I) until this Section receives stockholder approval by vote of a majority of the votes cast at a duly held meeting of the Company's stockholders, and (II) unless and until all of the requirements of all applicable law and regulations shall have been fully complied with. A failure to receive stockholder approval of this Section will invalidate any Election Form filed hereunder, in which case cash plus earnings accrued at 10% per annum shall be paid to each Optionee whose Election Form is invalidated.

          11.7 Incorporation of Other Plan Terms and Limitations. The stock available for Option grants under Section 6 of the Plan shall be reduced by any Common Stock subject to Deferred Share Awards, with the limitation therein being applicable to all Awards. In addition, references to Options within the following provisions of the Plan shall refer with equal application to Deferred Shares granted pursuant to this Section: Plan Sections 4, 6, 7.8, 7.9, 7.10, 7.11, 7.13, 7.14, 8, and 9."

                                   APPENDIX A

Proxy card states the following:


                                FUTURELINK CORP.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 27, 2000


        Philip R. Ladouceur, and Raghu N. Kilambi and each of them, with full power of substitution, are hereby authorized to represent and to vote as directed on this proxy the shares of common stock of FutureLink Corp. held of record by the undersigned at the close of business on May 26, 2000, at the Annual Meeting of Stockholders to be held on June 27, 2000, and at any adjournments or postponements, as if the undersigned were present and voting at the meeting.

        The shares represented by this proxy will be voted as directed by the stockholder. Where no direction is given when the duly executed proxy is returned, such shares will be voted FOR each of the proposals set forth on this proxy.

        Whether or not you expect to attend the meeting, you are urged to execute and return this proxy, which may be revoked at any time prior to its use.

        PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

1. ELECTION OF NOMINEES PHILIP R. LADOUCEUR, GLEN C. HOLMES, RAGHU N. KILAMBI, F. BRYSON FARRILL, MICHAEL S. FALK, TIMOTHY P. FLYNN, GERALD A. POCH AND JAMES P. MCNIEL AS DIRECTORS OF FUTURELINK CORP.

        FOR all nominees [ ]

        WITHHOLD AUTHORITY to vote for all nominees [ ]

        TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE HIS NAME IN THE SPACE PROVIDED OR STRIKE THROUGH THE NAME(S): __________________________


2. APPROVAL OF THE ADOPTION OF THE SECOND AMENDED AND RESTATED STOCK OPTION PLAN AND THE FIRST AND SECOND AMENDMENTS TO THE SECOND AMENDED AND RESTATED STOCK OPTION PLAN

               FOR [ ]               AGAINST [ ]               ABSTAIN [ ]

3. RATIFICATION AND APPROVAL OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL 2000

               FOR [ ]               AGAINST [ ]               ABSTAIN [ ]

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

               FOR [ ]               AGAINST [ ]               ABSTAIN [ ]

NOTE: Signatures should agree with the names stenciled hereon. When signing as executor, administrator, trustee, guardian or attorney, please give the title as such. For joint accounts or co-fiduciaries, all joint owners or co-managers should sign.

Dated:                , 2000
       ---------------


-----------------------------------